UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2007

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On March 6, 2007, the Company presented at the Raymond James 28th Annual Institutional Investors Conference (the “Conference”) in Orlando, Florida.  Subsequent to its participation at the Conference, the Company received several inquiries related to the exposure of its mortgage banking subsidiary, George Mason Mortgage, LLC (“George Mason”), to the sub-prime lending market.  In 2006, George Mason originated $3 billion in loans, of which 3% or $92 million were sub-prime mortgage products.  These sub-prime loans are individually pre-sold and underwritten by employees of the investor that purchases the loans.  To mitigate the risk associated with the origination of these loan products, the Company accepts a reduction in the price that it receives for each loan and, in turn, the investor cannot contractually require George Mason to repurchase the loan upon early payment default.  To date, George Mason has not repurchased any sub-prime loans that it has originated and, based on the structure of these loan sale agreements, the Company does not anticipate the repurchase of any such loans due to early payment default.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to the activities of its mortgage banking subsidiary. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports filed with and furnished to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 14, 2007	By	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer